EXHIBIT 23.2


           CONSENT OF CITRIN, COOPERMAN & COMPANY, LLP
                       INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 11, 1997, on our audits of the consolidated financial statements of Garan, Incorporated as of September 30, 1997 and 1996 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                /s/ Citrin, Cooperman & Company, LLP
                                ------------------------------------
                                CITRIN, COOPERMAN & COMPANY, LLP

New York, New York
October 22, 1998